ATS Money Systems, Inc.
                                25 Rockwood Place
                          Englewood, New Jersey 07631



                                                                   March 1, 2000



Mr. Fred Den
102Glen Way
Syosset, New York 11791


Dear Mr. Den

                  This letter will confirm the approval by the Board of Directors of our Company to extend the stated maturity date of your $40,000 loan by our Company, which currently is scheduled to become due on March 15, 2000, for a period of one year to March 15, 2001. All other terms of your loan, as represented by your promissory note, dated April 2, 1999, will remain in effect.


                  As a condition to such extension, the pledge by you of 100,000 shares of our Company's Common Stock owned by you, as set forth in a Stock Pledge Agreement executed by you at the inception of your loan, will continue in effect until such time as your loan, with all interest accrued thereon, is repaid in full.


                  If you are in agreement with the foregoing, please countersign and return to the undersigned a copy of this loan extension letter.

                                              Very truly yours,

                                              Gerard F. Murphy, President



The foregoing is agreed and accepted:




Fred Den